[EXECUTION VERSION]
SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT,
AGENCY TRANSFER AND ASSIGNMENT AGREEMENT AND AMENDMENT TO INTERCREDITOR AGREEMENT

This SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, AGENCY TRANSFER AND ASSIGNMENT AGREEMENT AND AMENDMENT TO INTERCREDITOR AGREEMENT (this “Sixth Amendment”) dated as of April 30, 2013 is among INTL Commodities, Inc., a Delaware corporation (the “Borrower”), each of the lenders (including, without limitation, the Issuing Banks and the Swing Line Lender, the “Lenders”) that is a party to the Credit Agreement (as defined below), BNP Paribas as resigning Administrative Agent and resigning Collateral Agent (in such capacities, the “Resigning Agent”) and ABN AMRO Capital USA LLC (“ABN”) as successor Administrative Agent and successor Collateral Agent (in such capacities, together with its successors and assigns, the “Successor Agent”).
W I T N E S S E T H:
WHEREAS, each of the Borrower, the Lenders (including, without limitation, the Issuing Banks and the Swing Line Lender), certain other parties and the Resigning Agent are parties to an Amended and Restated Credit Agreement dated as of September 22, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein having the meanings given to them in the Credit Agreement unless otherwise defined herein);
WHEREAS, BNP Paribas desires to resign as Administrative Agent (including, without limitation, its capacity as Collateral Agent) and ABN AMRO Capital USA LLC desires to assume and accept all responsibilities as Administrative Agent (including, without limitation, the capacity of Collateral Agent);
WHEREAS, each of BNP Paribas and Mizuho Corporate Bank, Ltd. (“Mizuho”) desires to sell and assign to each of ABN, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch (“Rabobank”) and Bank Hapoalim B.M. (“Bank Hapoalim”) all of BNP Paribas' and Mizuho's rights and obligations as Lenders under the Credit Agreement and the other Loan Documents and each of ABN, Rabobank and Bank Hapoalim desires to purchase and assume, collectively, all such rights and obligations;
WHEREAS, BNP Paribas desires to resign as Swing Line Lender and ABN desires to assume and accept all responsibilities as Swing Line Lender; and
WHEREAS, the Borrower has requested certain amendments to the Credit Agreement, including, without limitation, the extension of the Expiration Date to July 31, 2013, and, pursuant to Section 11.01 of the Credit Agreement, the Borrower, ABN, Rabobank, Bank Hapoalim and the Successor Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.    Amendments. (a) Effective upon the occurrence of the Effective Date (as defined in Section 5 below), but immediately after the effectiveness of Sections 2 and 4 below, the Borrower, ABN,

Rabobank, Bank Hapoalim and the Successor Agent hereby agree that the Credit Agreement is amended as follows:

(i)	The preamble is amended and restated in its entirety as follows:
“This AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of September 22, 2010, among INTL COMMODITIES, INC., a Delaware corporation (the “Borrower”), each of the lenders and each other financial institution which may be a party hereto from time to time (individually, a “Lender” and collectively, the “Lenders”), ABN AMRO CAPITAL USA LLC and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Joint Lead Arrangers (in such capacity, the “Joint Lead Arrangers”) and Joint Bookrunners (in such capacity, the “Joint Bookrunners”), ABN AMRO CAPITAL USA LLC, as Administrative Agent for the Lenders and Collateral Agent for itself, the Administrative Agent, the Lenders and Swap Banks (together with its successors and assigns in such capacities, the “Administrative Agent”), an Issuing Bank and the Swing Line Lender, and ABN AMRO CAPITAL USA LLC and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch as Co-Syndication Agents.”

(ii)	Section 1.01 is amended as follows:

A.	The definition of “Agent Fee Letter” is amended and restated as follows:

““Agent Fee Letter” means the letter agreement dated April 23, 2013 between the Administrative Agent and the Borrower.”

B.	The definition of “Base Rate” is hereby amended and restated in its entirety as follows:

““Base Rate” means for any day, a variable rate of interest per annum (rounded upward, if necessary, to the next 1/16 of 1%) equal to the highest of (a) the rate of interest from time to time established by JPMorgan Chase Bank, N.A. (or any successor, “JPM”) as its “prime rate” or “base rate” at its principal office in New York City, (b) the Federal Funds Rate plus one-half of one percent (0.50%) or (c) one and one-half percent (1.50%) in excess of the rate applicable to United States Dollar deposits for a period of three months appearing on Reuters Screen LIBOR01 Page (or other publicly available source providing such quotations as designated by the Administrative Agent from time to time) at approximately 11:00 a.m. London time on such day or, if such day is not a Business Day, the next preceding Business Day. Such prime rate or base rate is merely a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by JPM or any Lender.”

C.	The definition of “Collateral Agent” is amended by deleting “BNP Paribas” and replacing it with “ABN AMRO Capital USA LLC”.

D.	The definition of “Committed Line” is amended and restated in its entirety as follows:

““Committed Line” means the aggregate Committed Line Portions of all of the Lenders as set forth on Schedule 2.01 hereto, which shall be $100,000,000 on April 30, 2013 and shall be subject to reduction in accordance with Section 2.05A hereof or increase in accordance with Section 2.14 hereof.”

E.	The definition of “Eligible Non-U.S. Inventory” is amended by deleting in clause (z), “and the United Kingdom”.

F.	The definition of “Eurodollar Rate” is amended by deleting “BNP Paribas” and replacing it with “ABN AMRO Capital USA LLC”.

G.	The definition of “Expiration Date” is amended by deleting “April 30, 2013” and replacing it with “July 31, 2013”.

H.	The definition of “Issuance Cap” is amended and restated in its entirety as follows:

““Issuance Cap” means with respect to the obligation of an Issuing Bank to Issue any Letter of Credit under this Agreement, the maximum permitted aggregate outstanding amount of L/C Obligations attributable to Letters of Credit Issued by such Issuing Bank, as shall be agreed upon by each Issuing Bank, the Borrower and the Administrative Agent in writing upon any new Issuing Bank becoming an Issuing Bank. As of April 30, 2013, ABN AMRO Capital USA LLC has an Issuance Cap in an amount equal to $70,000,000. The Issuance Cap for each Issuing Bank shall be reduced, in its sole discretion, ratably by all such reducing Issuing Banks in accordance with their Issuance Caps prior to such reduction, by all or any part of the amount of the Issuance Cap of each new Issuing Bank. The Issuance Caps may be modified in accordance with the agreements referred to in and the terms of this definition without regard to Section 11.01 of this Agreement.”

I.	The definition of “Issuing Bank” is amended and restated in its entirety as follows:

““Issuing Bank” means (a) ABN AMRO Capital USA LLC, (b) subject to the agreement of the Borrower, the Administrative Agent and such other Lender, any other Lender, (c) any office, branch or affiliate designated by the applicable Issuing Bank, and (d) any successor Issuing Bank pursuant to the terms of this Agreement.”

J.	The definition of “Joint Lead Arrangers Fee Letter” is amended and restated in its entirety as follows:

““Joint Lead Arrangers Fee Letter” means the Engagement Letter dated March 25, 2013 among the Joint Lead Arrangers, the Borrower and the Parent.”

K.	The definition of “Lenders” is amended by deleting “BNP Paribas” and replacing it with “ABN AMRO Capital USA LLC”.

L.	The definition of “Swap Banks” is amended by deleting “BNP Paribas” and replacing it with “ABN AMRO Capital USA LLC”.

M.	The definition of “Swing Line Lender” is amended by deleting “BNP Paribas” and replacing it with “ABN AMRO Capital USA LLC”.

(iii)Schedule 2.01 is amended and restated in its entirety as set forth on Annex III hereto.

(iv)Schedule 11.02 is amended and restated in its entirety as set forth on Annex IV hereto.

(v)
Each Exhibit to the Credit Agreement is amended by deleting each reference to “BNP Paribas, as Administrative Agent” and replacing it with “ABN AMRO Capital USA LLC, as Administrative Agent” and each of Exhibits B-1, B-2, C, E and F are amended by deleting the following:

“BNP Paribas
787 Seventh Avenue
New York, New York 10019
Attention: Deborah Whittle, Director
Phone: (212) 841-2463
Fax: (212) 841-2536”

and replacing it with the following:

“ABN AMRO Capital USA LLC
100 Park Avenue
New York, New York 10017
Attention: Stacey Judd
Phone: (917) 284-6906
Fax: (917) 284-6683”.

(a)	Effective upon the occurrence of the Effective Date (as defined in Section 5 below), the Intercreditor Agreement is hereby amended as follows:

(i)	the preamble is amended by deleting “BNP Paribas” and replacing it with “ABN AMRO Capital USA LLC”; and

(ii)	the table within the definition of “Adjusted Pro Rata Share” is amended and restated as follows:

“Swap Bank                    Maximum Amount

ABN AMRO Capital USA LLC and
its Affiliates                    $0.”

SECTION 2. Agency Transfer.
(a)    Subject to the occurrence of the Effective Date (as defined in Section 5 below), and immediately before the effectiveness of Section 1 above, the parties hereto hereby consent to the resignation by BNP Paribas as Administrative Agent pursuant to Section 10.09 of the Credit Agreement and in connection with such resignation, waive the thirty (30) day notice period set forth in Section 10.09 of the Credit Agreement, and the Lenders hereby appoint ABN AMRO Capital USA LLC as the successor Administrative Agent pursuant to Section 10.09 of the Credit Agreement.
(b)    (i) On the Effective Date, the Resigning Agent hereby resigns as Administrative Agent (including, without limitation, as “Secured Party” under the Borrower's NY Security Agreement, as the “Security Agent” under the Borrower's UK Security Agreements, the Borrower's Singapore Pledge Agreement and the Borrower's Canadian Security Agreement and as the “Agent” under each Deposit Account Control Agreement, each Hedging Assignment, the Parent Guarantee and the Parent Subordination Agreement), and transfers, assigns and delegates, without recourse, to the Successor Agent all of the Resigning Agent's rights, authority, powers, benefits, privileges and interests, and all Liens and security interests, under the Credit Agreement, the Security Agreements and each of the other Loan Documents including, without limitation, in its capacities as Collateral Agent, as “Secured Party” under the Borrower's NY Security Agreement, as “Security Agent” under the Borrower's UK Security Agreements, the Borrower's Singapore Pledge Agreement and the Borrower's Canadian Security Agreement, as “Agent” under each Deposit Account Control Agreement, each Hedging Assignment, the Parent Guarantee and the Parent Subordination Agreement, and as secured party, grantee, mortgagee, beneficiary, assignee and each other similar capacity, if any, in which the Resigning Agent was granted Liens on any real or personal property of the Borrower or any other Person as security for all or any of the Obligations; (ii) the Successor Agent hereby accepts the appointment as Administrative Agent and such transfer, assignment and delegation and, on the Effective Date, hereby assumes all duties, responsibilities and obligations as the Administrative Agent (including, without limitation, as “Secured Party” under the Borrower's NY Security Agreement, as “Security Agent” under the Borrower's UK Security Agreements, the Borrower's Singapore Pledge Agreement and the Borrower's Canadian Security Agreement and as “Agent” under each Deposit Account Control Agreement, each Hedging Assignment, the Parent Guarantee and the Parent Subordination Agreement); and (iii) the Borrower hereby acknowledges such transfer, assignment, delegation and assumption and agrees that such assignment, delegation and assumption shall not affect in any way all or any of the Liens granted by the Borrower to the Resigning Agent, all of which are hereby ratified, confirmed and reaffirmed in all respects as Liens in favor of the Successor Agent. From and after the Effective Date, the Successor Agent shall have the same rights, authority and powers, and the same benefits, in such capacity under the Credit Agreement and each other Loan Document (including, without limitation, as the “Secured Party” under the Borrower's NY Security Agreement, as the “Security Agent” under the Borrower's UK Security Agreements, the Borrower's Singapore Pledge Agreement and the Borrower's Canadian Security Agreement and as the “Agent” under each Deposit Account Control Agreement, each Hedging Assignment, the Parent Guarantee and the Parent Subordination Agreement), as if it were the original Administrative Agent thereunder. In accordance with Section 10.09 of the Credit Agreement, all provisions of Article X of the Credit Agreement (including, without limitation, Section 10.07 (Indemnification)) and Sections 11.04 (Costs and Expenses) and 11.05

(Indemnity) of the Credit Agreement shall inure to the benefit of the Resigning Agent with respect to any actions taken or omitted to be taken by the Resigning Agent, while it was the Administrative Agent under the Credit Agreement.
(c)    The Resigning Agent agrees that, with respect to any items of payment, proceeds of collateral or other collections it may receive from and after the Effective Date in connection with the Loan Documents, other than any amounts due it pursuant to this Sixth Amendment (collectively, the “Collections”), the Resigning Agent disclaims any interest in such Collections and agrees to promptly notify the Successor Agent of its receipt thereof and to promptly deliver to the Successor Agent in the same form as received, any such Collections to such account as the Successor Agent shall specify at such time.
(d)    The Resigning Agent shall (i) promptly deliver to the Successor Agent copies of file-stamped copies of UCC financing statements, mortgages, deeds of trust and other lien registrations or filings, (ii) promptly deliver to the Successor Agent original copies of all Collateral in the possession of the Resigning Agent or its designee, and (iii) assist and cooperate with the Successor Agent in verifying the Committed Line Portion of each Lender and outstanding Obligations owing to each Lender (the “Lender Accounts”), reconciling the Lender Accounts on the books and records of the Successor Agent and obtaining all relevant Lender Account information.
(e)    Each of the Resigning Agent and Successor Agent hereby represents and warrants that: (i) it is legally authorized to enter into this Sixth Amendment and perform its obligations hereunder; (ii) it has duly executed and delivered this Sixth Amendment; and (iii) this Sixth Amendment is a legal, valid and binding agreement, enforceable against it according to its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(f)    The transfers, assignments and delegations made under this Section 2 are hereby made by the Resigning Agent and the Successor Agent without representation or warranty of any kind, nature or description except as expressly set forth in this Section 2. Without limiting the generality of the foregoing, the Successor Agent acknowledges that the Resigning Agent has not made any representation or warranty as to (i) the financial condition of the Borrower, the Parent, or any Account Debtor, (ii) values, quality, quantities or locations of assets, (iii) the collectability or realizability of any Collateral or any Obligation, (iv) the legality, validity, enforceability of any Obligation or (v) the perfection or priority of any Lien on any Collateral. The Successor Agent acknowledges that it has made, to the extent determined by it to be necessary or prudent, its own independent investigation and determination of the foregoing matters and all other matters pertaining to the assignment and assumption made hereby.
(g)    The Resigning Agent agrees that to further effectuate the purposes of this Sixth Amendment, it shall, at the Successor Agent's reasonable request, furnish additional releases, assignments, termination statements and such other documents, instruments and agreements as are customary in order to effect and evidence more fully the matters covered hereby and execute any additional documents that are reasonably necessary to effect the purposes hereof including any documents relating to any Loan Document necessary to vest in the Successor Agent all of the powers and rights of the Resigning Agent. All actions taken by the Resigning Agent in furtherance of this Section 2 shall be at the sole cost and expense of the Borrower, the Borrower shall reimburse the Resigning Agent for all out-of-pocket costs and expenses incurred by the Resigning Agent in connection therewith and the Resigning Agent shall have no responsibility to the Borrower for actions taken or not taken by the Successor Agent. Concurrently with the Successor Agent being named as additional insured and/or loss payee on the corresponding insurance policy, the Resigning Agent hereby authorizes the removal of the Resigning Agent as additional insured and/or loss payee with respect to the insurance policies maintained pursuant to the Loan Documents or for which the Resigning Agent has otherwise received an endorsement in its favor. The Borrower and the Resigning Agent each authorizes the Successor Agent (and its counsel) to prepare and file at any time on or after the Effective Date such UCC financing statements, amendments and assignments under the Uniform Commercial Code in the offices and jurisdictions that Successor Agent deems necessary or appropriate to effectuate the matters referred to herein.
(h)    The Resigning Agent agrees that if, after the Effective Date, it shall continue to possess or control any Collateral that can be perfected by the possession or the control of such Collateral or of any deposit account, securities account or commodities account in which such Collateral is held, the Resigning Agent shall be deemed to possess or control such Collateral or account in which such Collateral is held solely as a bailee or sub-agent on behalf and for the benefit of the Successor Agent on and after the Effective Date for the purpose of perfecting the liens of the Successor Agent. The Resigning Agent shall be entitled to all the benefits of the Administrative Agent under the Loan Documents (including, without limitation, Section 10.07 of the Credit Agreement (Indemnification)) with respect to all actions taken or omitted to be taken in its capacity as a bailee or sub-agent under this paragraph. In furtherance of the foregoing, it is understood and agreed that, other than as expressly set forth herein, the Resigning Agent shall not be required to take any action or exercise any right, power or privilege under the Loan Documents. The Resigning Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. The Resigning Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. The Resigning Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.
(i)    Except as expressly set forth herein, upon the occurrence of the Effective Date, the Resigning Agent is hereby discharged from its duties and obligations under the Loan Documents.
(j)    The Borrower agrees to pay to the Resigning Agent, on the Effective Date, any and all due and outstanding fees, costs and other expenses incurred by the Resigning Agent in connection with performing its role as Administrative Agent under the Loan Documents to the extent payable or reimbursable by the Borrower pursuant to the Loan Documents.
(k)    Each of the parties hereto hereby agrees that neither the Resigning Agent nor any of its Affiliates shall be under any obligation to share, rebate, disgorge or refund any fees or expense reimbursement it has received or is entitled to receive under the Loan Documents (including, without limitation, under this Sixth Amendment).
(l)    All notices and payments delivered to the Administrative Agent (in such capacity) pursuant to any Loan Document shall be delivered to ABN AMRO Capital USA LLC, in its capacity as the Successor Agent, at the address and account which it may specify to the Borrower and the Lenders from time to time.
(m)        (i)    THE BORROWER (in its own right and on behalf of its officers, employees, independent contractors, attorneys and agents) HEREBY UNCONDITIONALLY AND IRREVOCABLY, VOLUNTARILY AND KNOWINGLY WAIVES, REMISES, ACQUITS, AND FULLY AND FOREVER RELEASES AND DISCHARGES the resigning agent FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, OR EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART IN CONNECTION WITH THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT, WHICH THE BORROWER MAY NOW OR

HEREAFTER HAVE AGAINST THE RESIGNING AGENT (COLLECTIVELY, THE “RELEASED CLAIMS”) AND IRRESPECTIVE OF WHETHER ANY SUCH RELEASED CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION AND EXECUTION OF THIS SIXTH AMENDMENT.

(i)THE BORROWER AGREES NEVER TO COMMENCE, VOLUNTARILY AID IN ANY WAY, FOMENT, PROSECUTE OR CAUSE TO BE COMMENCED OR PROSECUTED AGAINST THE RESIGNING AGENT ANY ACTION OR OTHER PROCEEDING BASED UPON ANY OF THE RELEASED CLAIMS.

SECTION 3. Reduction of Committed Line Portions.
(a)Immediately prior to the Effective Date (as defined in Section 5 below), the Committed Line shall be reduced to $100,000,000 and, accordingly, the Committed Line Portions of each Lender shall be reduced pro rata, in accordance with its Pro Rata Share.

(b)Contemporaneously with the reduction set forth in clause (a) above, to the extent that the outstanding principal amount of all Loans and L/C Obligations shall exceed $100,000,000, the Borrower shall immediately (before the Effective Date) repay Revolving Loans in an amount at least equal to such excess, subject to Section 4.04 of the Credit Agreement.
SECTION 4. Assignment and Acceptance.
(a)    Each of BNP Paribas and Mizuho (each, an “Assignor”) hereby irrevocably sells and assigns to each of ABN, Rabobank and Bank Hapoalim (each, an “Assignee”), without recourse to each Assignor, and each Assignee hereby irrevocably purchases and assumes from each Assignor, without recourse to such Assignor, as of the Effective Date (as defined in Section 5 below), but immediately before the effectiveness of Section 1 above, an undivided interest (each, an “Assigned Interest”) in and to the Obligations owing to such Assignor as set forth on Annex V hereto and such Assignor's rights and obligations under the Loan Documents relating thereto. From and after the Effective Date, (i) each Assignee shall be a party under the Credit Agreement and will have all the rights and obligations of a Lender for all purposes under the Loan Documents to the extent of the applicable Assigned Interests and be bound by the provisions thereof, and (ii) each Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement. On the Effective Date, each Assignee shall pay to the Successor Agent (for distribution to the Assignors, as applicable), in immediately available funds, an amount equal to the purchase price of its Assigned Interests as set forth on Annex V hereto. For the avoidance of doubt, each of the parties hereto acknowledges that the Assignors shall not be deemed to have consented to (nor shall their consent be required for) any of the amendments set forth in Section 1 above, provided that such amendments shall not be effective until the provisions of this Section 4 shall have been satisfied.
(b)    From and after the Effective Date, the Successor Agent shall make all payments in respect of the Assigned Interests (including payments of principal, interest, fees and other amounts) to the Assignees. The Assignors and the Assignees shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.
(c)    Each Assignor represents and warrants to each Assignee that (i) it is the legal and beneficial owner of the Assigned Interests being assigned by it, and such Assigned Interests are being assigned by it free and clear of any adverse claim, (ii) the applicable Assigned Interest accurately and completely sets forth the Effective Amount of all Revolving Loans and funded participation interests in Swing Line Loans and L/C Obligations comprising such Assigned Interest as of the Effective Date; (iii) it has the power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Section 4, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Section 4, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection herewith or therewith; and (iv) this Section 4 constitutes the legal, valid and binding obligation of such Assignor.
Neither Assignor makes any representation or warranty or assumes any responsibility with respect to the financial condition of the Borrower, the Parent or any of their Affiliates or the performance by the Borrower, the Parent or any of their Affiliates of their respective obligations under the Loan Documents, and neither Assignor assumes any responsibility with respect to any statements, warranties or representations made under or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document other than as expressly set forth above.
(d)    Each Assignee represents and warrants to the Assignors, the Successor Agent, each Issuing Bank and the Swing Line Lender that (i) it is an Eligible Assignee, (ii) it has the full power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Sixth Amendment, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Sixth Amendment and the Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection herewith or therewith; (iii) this Sixth Amendment constitutes the legal, valid and binding obligation of such Assignee; (iv) under applicable Laws no tax will be required to be withheld by the Successor Agent or the Borrower with respect to any payments to be made to such Assignee hereunder or under any Loan Document, and unless otherwise indicated in the space opposite the Assignee's signature below, no tax forms described in Section 4.01(e) of the Credit Agreement are required to be delivered by such Assignee; and (v) such Assignee has received a copy of the Credit Agreement, together with copies of the most recent financial statements of the Borrower delivered pursuant thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Sixth Amendment. Each Assignee has independently and without reliance upon any Assignor or the Successor Agent and based on such information, as such Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Sixth Amendment. Each Assignee will, independently and without reliance upon the Successor Agent or any Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.
(e)    Each Assignee appoints and authorizes the Successor Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto.
(f)    If any Assignee desires a Note to evidence its Revolving Loans, it shall request the Successor Agent to procure a Note from the Borrower. Each Assignor shall return any Notes held by it marked “CANCELED”, along with its signature page to this Sixth Amendment.

(g)    Each of the Assignors and each of the Assignees agree to execute and deliver such other instruments, and take such other action, as any other party hereto may reasonably request in connection with the transactions contemplated by this Section 4.
(h)    By signing below, the Successor Agent agrees to register each Assignee as a Lender under the Credit Agreement, effective as of the Effective Date with respect to the applicable Assigned Interests, and will, as applicable, adjust the registered Pro Rata Share of the Assignees and Assignors under the Credit Agreement to reflect the assignment of the Assigned Interests (as more specifically set forth in Annex V hereto).
(i)    Contemporaneously with the effectiveness of the assignments under this Section 4, BNP Paribas shall resign as an Issuing Bank in accordance with the terms of Section 11.07(i) of the Credit Agreement and in connection with such resignation the parties hereto waive the thirty (30) day notice period set forth in such section.
(j)    The parties hereto agree that this Section 4 shall be in lieu of execution and delivery of an Assignment and Acceptance in the form of Exhibit D to the Credit Agreement (as required under Section 11.07(b) thereof) and waive payment of the $3,500 processing and recordation fee required under such Section 11.07(b), for each assignment under this Section 4.
(k)    For the avoidance of doubt, upon the occurrence of the Effective Date, the Assignors shall no longer be party to or bound by and, shall no longer have any rights under, the Intercreditor Agreement or the other Loan Documents (except for such rights which expressly survive the assignment by a Lender of its Obligations and Committed Line Portions). In addition, on and after the Effective Date, Bank Hapoalim shall be a party to and bound by the provisions of the Intercreditor Agreement as a Lender, and shall be entitled to the rights as a Lender thereunder as if it had been an original signatory thereto.

SECTION 5. Effectiveness of Amendment, etc.
This Sixth Amendment shall become effective on the date (the “Effective Date”) on which:

(a)     each of the Borrower, the Resigning Agent, the Successor Agent, the Assignors and the Assignees shall have duly executed this Sixth Amendment;

(b)     the Parent shall have duly executed and delivered to the Successor Agent a consent substantially in the form of Annex I hereto;

(c)     Bank of America, N.A., as Agent shall have duly executed and delivered to the Successor Agent a consent substantially in the form of Annex II hereto;

(d)    the Committed Line shall have been reduced and the Borrower shall have repaid Revolving Loans, in each case to the extent required under Section 3 above;

(e)    the Successor Agent shall have received, (i) for the account of the Joint Lead Arrangers and Bank Hapoalim, payment from the Borrower in immediately available funds of the extension fee set forth in Section 5(b) of the Joint Lead Arrangers Fee Letter, to be shared pro rata among ABN, Rabobank and Bank Hapoalim (after giving effect to the assignments under Section 4 above) and (ii) for its own account, payment from the Borrower in immediately available funds of the fees expressed to be payable on the Effective Date under the Agent Fee Letter;

(f)     the Joint Lead Arrangers shall have received from the Borrower payment in full of all out-of-pocket costs (including, without limitation, all attorneys' fees for which an invoice shall have been provided to the Borrower) incurred in connection with this Sixth Amendment and due diligence in respect thereto;

(g)    (i) the Successor Agent shall have received from the Resigning Agent, the Borrower, the Parent and Bank of America, N.A. (“BofA”) duly executed signature pages to a notice of the agency transfer under Section 2 above (in form and substance satisfactory to the Successor Agent), in respect of the Deposit Account Control Agreement dated as of September 22, 2010 among the Borrower, the Administrative Agent, the Parent and BofA;

(ii) the Successor Agent shall have received from the Resigning Agent and the Borrower duly executed signature pages of a notice of the agency transfer under Section 2 above (in form and substance satisfactory to the Successor Agent), in respect of the Amended and Restated Tripartite Agreement dated as of March 9, 2011 among the Borrower, the Administrative Agent and Prudential Bache Commodities, LLC;

(h)    the Resigning Agent shall have received payment in cash from the Borrower of all fees, costs and expenses as required under Section 2(j) above;

(i)the Successor Agent shall have obtained written evidence (in form and substance acceptable to the Successor Agent) that the Borrower's insurance policies have been endorsed to name the Successor Agent as additional insured and/or loss payee, as applicable, as the Successor Agent or the Lenders shall request;

(j)    (x) each of the Assignors shall have received payment in immediately available funds of all amounts required to be paid to it under Section 4(a) above and (y) each of the Assignors and Assignees (other than Bank Hapoalim) shall have received payment from the Borrower in immediately available funds of all accrued interest, fees, expenses (including, without limitation, reasonable attorneys' fees for which an invoice has been provided to the Borrower) and other amounts owing to such Assignors and Assignees as of (but not including) the Effective Date; and

(k)     the Successor Agent shall have received such corporate authorization documents of the Borrower and the Parent, such good standing certificates and such opinions of counsel as the Lenders shall request.

SECTION 6. Effect of Amendment; Ratification; Representations; etc.
(a)    On and after the Effective Date, this Sixth Amendment shall be a part of the Credit Agreement, all references to the Credit Agreement in the Credit Agreement and the other Loan Documents shall be deemed to refer to the Credit Agreement as amended and modified by this Sixth Amendment, and the term “this Agreement”, and the words “hereof”, “herein”, “hereunder” and words of similar import, as used in the Credit Agreement, shall mean the Credit Agreement as amended hereby.

(b)    Except as expressly set forth herein, this Sixth Amendment shall not constitute an amendment, waiver or consent with respect to any provision of the Credit Agreement or the other Loan Documents, as amended hereby, and the Credit Agreement and the other Loan Documents, as amended hereby, are hereby ratified, approved and confirmed in all respects.

(c)    In order to induce the Successor Agent and the Lenders to enter into this Sixth Amendment, the Borrower represents and warrants to the Successor Agent and the Lenders that before and after giving effect to the execution and delivery of this Sixth Amendment:

(i)    the representations and warranties of the Borrower set forth in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects as if made on and as of the date hereof, except for those representations and warranties that by their terms were made as of a specified date which shall be true and correct on and as of such date, and

(ii)    no Default or Event of Default has occurred and is continuing.

(d)    The parties hereto hereby consent to the Resigning Agent and the Successor Agent entering into such amendments and supplements to any Loan Documents that the Resigning Agent and the Successor Agent deem necessary to effectuate the intent of Section 2 of this Sixth Amendment.

(e)    Each of ABN, Rabobank and Bank Hapoalim, in its capacity as a Lender, hereby agrees that if at any time from and after the Effective Date, the Required Lenders shall be unable to agree on the course of action to be taken by the Administrative Agent in respect of a Default or Event of Default within five (5) Business Days after receipt by the Administrative Agent of written notice of the occurrence and continuance thereof, then the Administrative Agent shall pursue the most aggressive enforcement action proposed by each of the Lenders in respect of such Default or Event of Default.

SECTION 7. Counterparts.
This Sixth Amendment may be executed by one or more of the parties to this Sixth Amendment on any number of separate counterparts (including by facsimile transmission of, or by email with pdf attachments of, signature pages hereto), each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same agreement. A set of the copies of this Sixth Amendment signed by all the parties shall be lodged with the Borrower and the Successor Agent.
SECTION 8. Severability.
Any provision of this Sixth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 9. GOVERNING LAW.
THIS SIXTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).
SECTION 10. WAIVERS OF JURY TRIAL.
EACH PARTY TO THIS SIXTH AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS SIXTH AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE

DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS SIXTH AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed as of the day and year first above written.

INTL COMMODITIES, INC.

By: /s/ Bruce E. Fields
Name:    Bruce E. Fields
Title:    Senior VP

By: /s/ Brian T. Sephton
Name:    Brian T. Sephton
Title:    Director and Senior VP

ABN AMRO CAPITAL USA LLC, as Successor Agent, an Issuing Bank, Swing Line Lender, an Assignee and a Lender

By: /s/ Urvashi Zutshi
Name:    Urvashi Zutshi
Title:    Managing Director

By: /s/ Stacey Judd
Name:    Stacey Judd
Title:    Executive Director

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as an Assignee and a Lender

By: /s/ Antonio Nanez
Name:    Antonio Nanez
Title:    Executive Director

By: /s/ Gijs Vos
Name:    Gijs Vos
Title:    Executive Director

BNP PARIBAS,
as Resigning Agent, resigning Issuing Bank, resigning Swing Line Lender and an Assignor

By: /s/ Deborah P. Whittle
Name: Deborah P. Whittle
Title:    Director

By: /s/ Cristina Elio Roberts
Name:    Cristina Elio Roberts
Title:    Managing Director

MIZUHO CORPORATE BANK, LTD.,
as an Assignor

By: /s/ M. Kawamoto
Name: M. Kawamoto
Title:    DGM

BANK HAPOALIM B.M.
as an Assignee

By: /s/ John Grieco
Name:    John Grieco
Title:    Senior Vice President

By: /s/ Mitchell Barnett
Name:    Mitchell Barnett
Title:    Senior Vice President